EXHIBIT 10.1

                      LICENSE AND REVENUE SHARING AGREEMENT


     This Agreement ("Agreement") is entered into between BROADCASTDVD, INC., a California corporation, with offices at 1543 Seventh Street, Santa Monica, CA 90401, ("BDVD") and GREENLEAF TECHNOLOGIES CORPORATION, a Delaware corporation, with offices at 8834 Capital of Texas Highway North, Suite 150, Austin, Texas 78759 ("GREENLEAF").

1.   Business Intent

     BDVD is a producer and distributor of DVD magazines and DVD motion pictures. GREENLEAF has entered into a License Agreement (the "WAG agreement") with INFOGRAMES NORTH AMERICA, formerly known as ACCOLADE, INC. ("INFROGAMES"), an interactive entertainment software developer and publisher, and WARNER ADVANCED MEDIA OPERATIONS ("WAMO"), a DVD replicator, by which said parties will develop and distribute Encrypted Game Packs ("EGPs") to Original Equipment Manufactures ("OEMs"). GREENLEAF, INFOGRAMES and WAMO are collectively referred to herein as "WAG". GREENLEAF, through the WAG agreement or otherwise, may also distribute EGPs through retail channels. By this Agreement, BDVD intends to furnish mutually agreed upon DVD magazines (such as FILM-FEST) and/or movies and GREENLEAF intends to provide for the placement of such DVD magazines and/or movies on the EGPs, initially in an unencrypted format, for distribution to OEMs and/or through retail channels. Revenues for BDVD and GREENLEAF will initially be generated from third party sponsorships or advertising contained in the DVD magazines or movies. This Agreement further provides exclusivity provisions for the benefit of BDVD and GREENLEAF, distribution milestones, compensation, and reservation of rights, among other things.

2.   Scope

     a. General. This Agreement, including attachments, if any, shall constitute a master agreement under which BDVD shall furnish mutually agreed upon DVD magazines and/or movies for placement on the EGPs, in coordination with the release of such EGPs. GREENLEAF shall provide notice and details to BDVD of upcoming EGP production and distribution to the fullest extent allowed by the WAG agreement or other third party agreements for EGP distribution. BDVD and GREENLEAF shall then agree on the DVD magazines and/or movies to be included on the EGP and submit the magazine or movie for inclusion on the EGP as provided herein. The parties shall agree to a "Specification" (as defined herein) at such time as the parties agree on the DVD magazine and/or movie to be included on the EGP incorporating any additional terms or conditions and the applicable terms and conditions hereof in the event of any inconsistency between this Agreement and the applicable Specification, this Agreement shall control unless expressly superseded.

     b. Specifications. Each Specification shall contain, at a minimum, (i) a description of the EGP, including a list of all content; (ii) the DVD magazine or move to be included on the EGP, along with a listing of the sponsors and/or advertisers for that particular DVD magazine or movie, (iii) the delivery date for the digital linear tape ("DL7") to be used for replication of the DVD magazine or movie, and (iv) any other material details needed for the proper carrying out of the intent of the parties hereto.

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3.   Licenses

     a.   Grant of Distribution License.

          (i) BDVD grants GREENLEAF, pursuant to the terms and conditions of this Agreement, a worldwide, nontransferable (subject to Paragraph 3.a.(iv) and Paragraph 14. of this Agreement) license to use, copy and distribute the DVD magazines and movies included on the EGPs during the term of this Agreement. This distribution license shall be sublicensable to the extent necessary to allow GREENLEAF's OEM and retail channels to distribute copies of the DVD magazines and movies on the EGPs to end- users. This license may be sublicensed by GREENLEAF to WAMO and to entities participating in the WAMO Worldwide Affiliate Program to the extent necessary to allow such entities to manufacture the EGPs; provided, however, such entities shall comply with the obligations and restrictions imposed by this Agreement to the extent applicable.

          (ii) This license shall be exclusive in that BDVD agrees that it shall not grant any other licenses to use, copy or distribute its DVD magazines or movies on encrypted or partially encrypted game discs to be given away in OEM and retail channels. This license shall remain exclusive for a term of three (3) years from the Effective Date or for as long as WAG or GREENLEAF is producing or distributing EGPs, whichever is shorter. Nothing in this Agreement shall preclude BDVD from licensing, distributing or otherwise exploiting its DVD Magazines or movies, which are not a part of encrypted game discs, by any means whatsoever including, but not limited to, OEM distribution, rentals and retain, mail-order and/or online sell-through markets. Greenleaf will have the right of first refusal on placement of BDVD's magazines or movies onto it's EGP's. If the magazines or moves that BDVD presents to Greenleaf are not accepted and placed on EGP's within a commercially reasonable time, nothing shall preclude BDVD from licensing, distributing or otherwise exploiting those DVD Magazines or movies, by any means whatsoever.

          (iii) During the term of this Agreement, GREENLEAF agrees that it will not put any other third party DVD magazines on its EGPs, and that on each of its EGPs GREENLEAF will include a mutually agreed upon unencrypted BDVD DVD magazine or movie, as long as BDVD furnishes agreed upon DVD magazines or movies for inclusion on each EGP project of GREENLEAF's. In the event that GREENLEAF and BDVD fail to agree, after meaningful and good faith discussions between the parties, upon a DVD magazine or movie for inclusion on any particular EGP distributed by GREENLEAF, or in the event BDVD fails to furnish a particular agreed to DVD magazine or movie for inclusion on any particular EGP as required by the applicable Specification, then GREENLEAF shall be entitled to terminate the exclusivity requirement contained in this paragraph (iii) and shall be free to use any alternate third party DVD magazine and/or movies on the particular EGP for which the parties failed to agree on a DVD magazine or movie. Nothing contained in this paragraph (iii) shall terminate the exclusivity requirement contained herein with respect to any subsequent EGPs unless similar failure by the parties occurs on such subsequent EGPs.

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          (iv) In the  event  that  GREENLEAF  or BDVD  assigns  this  Agreement incident to the sale of substantially all of its assets, or pursuant to any manner, consolidation or reorganization, the exclusivity provisions contained in Subsections (ii) and (iii) of this Section shall not apply to the business activities of the acquiring, parent, or affiliated company and shall only apply to the specific products referenced in this Agreement.

     b.   Restrictions   on  Use.   GREENLEAF   shall  not  permit  any  parent,
subsidiaries, affiliated entities of third parties to use or copy the DVD magazines or movies provided by BDVD, other than as contemplated in this Agreement.

     c. Proprietary Notices. GREENLEAF shall ensure that all copies of any EGPs which include a BDVD magazine or movie shall include BDVD's proprietary notices, if any, substantially in the form of the text attached hereto as Schedule A.

     d. Modifications. GREENLEAF shall not modify or edit any agreed upon BDVD magazine or movie which is to be included on an EGP. Notwithstanding any other provision or terms of this Agreement, GREENLEAF shall not repurpose or redistribute any DVD magazine or movie provided by BDVD to GREENLEAF for inclusion on any EGP issued subsequent to that EGP for which BDVD had specifically provided such DVD magazine or movie, without the express written consent of BDVD.

     e. Reserved Rights. All rights in the BDVD magazines and movies furnished by BDVD, not expressly granted to GREENLEAF or its sublicenses as set forth in this Agreement are reserved by BDVD. All rights not expressly granted to BDVD by GREENLEAF in this Agreement are reserved by GREENLEAF.

4.   Notice, Delivery and Installation

     a. Notice by GREENLEAF. GREENLEAF shall be responsible for notifying BDVD of the project schedule for each EGP project as soon as said project schedule becomes available to GREENLEAF.

     b. Agreement on DVD magazine and/or movie and Specification. Within a commercially reasonable time after notification of each EGP project schedule, BDVD and GREENLEAF shall agree on the DVD magazine and/or movie to be a part of the EGP project and the details of the Specification referenced in paragraph 2.b above.

     c. Delivery by BDVD. BDVD shall provide GREENLEAF with a DLT for replication in accordance with the Specification.

     d. Installation by GREENLEAF. GREENLEAF shall cause the DVD magazine and/or movie to be included on the EGPs as agreed in the Specification. Any and all costs incurred by GREENLEAF in the process of including/installing the agreed DVD magazines and/or movies on the EGPs shall be the sole responsibility of GREENLEAF.

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5.   Ownership

     a. Title to DVD magazines and movies. BDVD and GREENLEAF agree that as between BDVD and GREENLEAF, BDVD (i) owns all proprietary rights, including patent, copyright, trade secret, trademark and other proprietary rights, in and to the content of the DVD magazines it furnishes to GREENLEAF, and (ii) possesses the lawful right to distribute the content of the DVD magazines or movies it furnishes to GREENLEAF.

     b. Title to EGPs and Their Individual Components. The parties agree that, as between BDVD and GREENLEAF, GREENLEAF owns all propriety rights, including patent, copyright, trade secret, trademark and other proprietary rights, in and to the EGPs, and each of the components which comprise the EGPs, both before and after inclusion of BDVD's magazines or movies, other than the content of the DVD magazines and movies furnished by BDVD.

     c. Transfers. Under no circumstances shall GREENLEAF sell, license, publish, display, distribute, or otherwise transfer to a third party the content or any copy thereof, in whole or in part, of the DVD magazines or movies furnished by BDVD without BDVD's prior written consent, unless in accordance with this Agreement.

6.   Production, Distribution and Promotion

     a. Production and Distribution. After delivery of the DLT as called for in paragraph 4.c above, GREENLEAF shall be responsible at the sole cost and expense of GREENLEAF for reproduction of the DVD magazines and/or movies for inclusion on the EGPs, for delivery to OEMs and/or through retail channels as contemplated by this Agreement.

     b. Promotion. BDVD understands that as a part of the WAG agreement, INFOGRAM is solely responsible for marketing and selling EGPs to CEMs, but that GREENLEAF and WAMO agree to provide reasonable cooperation and assistance to INFOGRAM as requested by INFOGRAM. BDVD agrees to work with GREENLEAF as requested by GREENLEAF to assist in the promotion and marketing of the EGPs, but that as to distribution to OEMs, same must be done in conformity with the WAG agreement. GREENLEAF and BDVD shall enter into good faith consultation with each other with respect to packaging design, cover art and art design for each EGP that contains a BDVD magazine or movie provided, however, that as between the parties hereto GREENLEAF shall have final right of approval over all such design and art matters.

     c. Press Releases. The parties agree to cooperate with one another in issuing press releases relating to this Agreement and that the content of such press releases shall be subject to the mutual agreement of the parties, realizing same must be done in conjunction with, or with the approval of, the WAG parties.

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7.   Demographic Information

     The parties understand that demographic information regarding the end-users of EGPs is currently governed by the WAG agreement and that BDVD will not have access to any such information without the express approval of the WAG parties.

8.   Confidential Information

     a. Protection of Confidential Information. Each party acknowledges that, during the term of this Agreement, it will have access to proprietary information ("Confidential Information") of the other party. Each party will use its best efforts to protect the Confidential Information of the other party in the same manner in which it protects its own Confidential Information (but in no event less than reasonable care), and will not use or disclose such Confidential Information, except to those employees or agents with an absolute need to know such information provided that those employees and agents shall also be bound by the terms and conditions of this Agreement.

     b. Exceptions to Confidential Treatment. The obligations of confidentiality and non-use required by Section 8a will not apply to any confidential or proprietary information of one party which

          (i) was known by the receiving party prior to the date of this Agreement and not obtained or derived, directly or indirectly, from the disclosing party or its affiliates, or if so obtained or derived, was lawfully obtained or derived and is not held subject to any confidentiality or non-use obligations;

          (ii) is or becomes public or available to the general public, the computer software industry or the magazine or movie industries, other than through any act or default of the receiving party;

          (iii) is obtained or derived prior or subsequent to the dates of this Agreement from a third party which, to the best knowledge of the party acquiring such information, is lawfully in possession of such information and does not hold such information subject to any confidentiality or non-use obligations;

          (iv) is independently developed by the receiving party without use of the disclosing party's Confidential Information, or

          (v) is required to be disclosed by the receiving party pursuant to applicable law or under a government or court order, relating, in whole or in part, to the Title or any other subject matter of this Agreement, provided, however, that (i) the obligations of confidentiality and non-use will continue to the fullest extent not in conflict with such law or order, and (ii) if and when a party is required to disclose such confidential or proprietary information pursuant to any such law or order, such party will use its reasonable efforts to obtain a protective order or take such other actions as will prevent or limit, to the fullest extent possible, public access to, or disclosure of such Confidential Information.

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     c. Continuation of Obligations. The parties' obligations under this Section will extend for three (3) years following the expiration or termination of this Agreement.

9.   Compensation

     a. In General. The parties at present do not anticipate nor plan on generating revenue from the sale of the EGPs that contain the DVD magazines or movies to be provided to GREENLEAF by BDVD. The parties intend to generate revenues from third party sponsorships or advertising, and BDVD agrees to pay a certain portion of such revenues to GREENLEAF in consideration of the services rendered by GREENLEAF. The parties may in the future develop a revenue sharing arrangement for encrypted magazines or movies.

     b. GREENLEAF fees. BDVD shall pay GREENLEAF fees in the amount of thirty percent (30%) of all revenues received by BDVD from sponsorships or advertising generated or derived directly from the BDVD DVD magazines and movies included on the EGPs.

     c. Payment Terms. All monies owing by BDVD to GREENLEAF shall be paid by the 10th of the month following BDVD's receipt of same from the sponsors and advertisers.

     d. Accounting. BDVD shall account to GREENLEAF with regard to GREENLEAF's compensation hereunder on a quarterly basis. The quarterly periods shall end on March 31st, June 30th, September 30th and December 31st of each year; provided that no accounting need be rendered for any quarterly period in which no compensation accrues to GREENLEAF, provided BDVD furnishes a statement to that effect to GREENLEAF. Accountings shall be render on or before the date thirty
(30) days  following the  conclusion  of each  accounting  period.  In the event
GREENLEAF has an objection to a quarterly accounting, GREENLEAF shall notify BDVD of such objection within sixty (60) days after GREENLEAF's receipt of the subject accounting. Upon BDVD's receipt of an objection, BDVD shall deliver same to BDVD's independent accounting firm ("CPA") regularly employed by BDVD. The CPA's determination as to the proper amount payable in accordance with this Agreement shall be conclusive and binding on all parties hereto. In the event no timely objection is made with regard to a quarterly accounting such accounting shall be deemed conclusive and not subject to further contest with respect to matters therein. Notwithstanding the foregoing, GREENLEAF does not waive any rights in the event of fraud, misrepresentation or illegal conduct.

     e. Sales Taxes. Since the DVD magazines and movies are being given away as a part of the EGPs, there should be no sales tax attributable to such transactions, and the WAG parties, pursuant to the WAG agreement will be responsible for any sales taxes due related to the EGPs.

     f. Other Taxes. Each party hereto shall be responsible for its respective taxes, whether federal, state or otherwise, however designated, which are levied or imposed by reason of the transactions contemplated by this Agreement, other than sales taxes.

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10.  Warranties

     a. BDVD's Representations and Warranties. BDVD warrants to GREENLEAF that none of the DVD magazines or movies it furnishes to GREENLEAF to be included on EGPs infringes any trade secret, patent, mask work right, copyright, moral right, intellectual right or contract rights of any third party. BDVD further warrants that it has the power and authority to enter into this Agreement and to fully perform its obligations hereunder; that this Agreement has been executed by its duly authorized representative, and that it is under no contractual or other legal obligations which would interfere in any way with the full, prompt, and complete performance of its obligations pursuant to this Agreement.

     b. GREENLEAF's Representations and Warranties. GREENLEAF represents and warrants that it has the power and authority to enter into this Agreement and to fully perform its obligations hereunder; that this Agreement has been executed by its duly authorized representative; and that it is under no contractual or other legal obligations which would interfere in any way with the full, prompt, and complete performance of its obligations pursuant to this Agreement. Notwithstanding the foregoing, the parties understand that GREENLEAF is bound by the WAG agreement and in the event of a conflict between the WAG agreement and this Agreement, the WAG agreement is controlling.

11.  Limitation of Liability

     EXCEPT FOR A WILFUL OR INTENTIONAL BREACH HEREOF OR EXCEPT AS TO THE INDEMNITY PROVISIONS HEREOF, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY FOR INDIRECT, SPECIAL INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), HOWEVER CAUSED OR ON ANY THEORY OF LIABILITY, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THIS LIMITATION IS INTENDED TO LIMIT THE LIABILITY OF THE PARTIES AND SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

12.  Indemnification

     a. BDVD Indemnity. BDVD shall indemnify and hold harmless GREENLEAF and/or WAG from and against any claims, including reasonable legal fees and expenses, that the DVD magazines or movies, including, but not limited to the content thereof, furnished by BDVD for inclusion on EGPs, infringes any third party's proprietary rights, including, patent, copyright, trade secret, trademark, intellectual or other proprietary right. GREENLEAF agrees to notify BDVD of any such claim promptly in writing and to allow BDVD to control any proceedings. BDVD shall defend and settle at its sole expense all proceedings arising out of the foregoing.

     b. General Indemnity.

          (i) Each party ("Indemnifying Party") agrees to defend, indemnify and hold harmless any other party, its officers, directors, employees, subcontractors, and agents ("Indemnified Parties") against any claims, actions

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or demands,  alleging facts which would  constitute a breach of the Indemnifying
Party's representations and warranties provided in this Agreement or of the Indemnifying Party's performance obligations under this Agreement.

          (ii) In any case in which indemnification is sought, the Indemnified Party agrees to (1) give prompt written notice to Indemnifying Party of any such claim, action or demand, (2) allow Indemnifying Party to control the defense and related settlement negotiations, and (3) assist in the defense so long as Indemnifying Party reimburses the Indemnified Party for its reasonable expenses. The Indemnified Party will invoice Indemnifying Party for such expenses and time on a calendar quarter basis and Indemnifying Party shall pay such reimbursements within thirty (30) days after the invoice from the Indemnified Party. The law firm used by Indemnifying Party to defend the Indemnified Party shall be subject to the Indemnified Party's reasonable approval. If the Indemnifying Party is unable to comply with the indemnity obligation set forth above, the Indemnified Party may defend such suit itself for all Indemnified Parties with counsel of its choosing and may invoice the Indemnifying Party for all expenses incurred in defending and/or settling any claim and/or satisfying any resulting judgment. Any settlement shall be subject to the Indemnified Party's prior written approval unless the Indemnifying Party has obtained an unconditional release of all of the Indemnified Parties named in the proceeding.

13.  Term and Termination

     a. Effective Date. This Agreement and the license granted hereunder shall take effect upon the date that the last party executes this Agreement, and be effective for a term of three (3) years, unless sooner terminated or extended by mutual agreement of the parties.

     b. Termination. Each party shall have the right to terminate this Agreement and the license granted herein upon the occurrence of any one of the following events (an "Event of Default"):

          (i) In the event the other party violates any material provision of this Agreement; or

          (ii) In the event the other party (A) terminates or suspends its business, (B) becomes subject to any bankruptcy or insolvency proceeding under Federal or state statute, (C) becomes insolvent or subject to direct control by a trustee, receiver of similar authority, or (D) has wound up or liquidated, voluntarily or otherwise.

     c. Notice and Opportunity to Cure. Upon the occurrence of an Event of Default, a party shall deliver to the defaulting party a Notice of Intent to Terminate that identifies in detail the Event of Default. If the Event of Default remains uncured for thirty (30) days after such Notice, the party may terminate this Agreement and the license granted herein by delivering to the defaulting party a Notice of Termination that identifies the effective date of the termination, which date shall not be less than thirty (30) days after the date of delivery of the Notice of Intent to Terminate.

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     d. BDVD Option to  Terminate.  BDVD will have the right to  terminate  this
Agreement upon any of the following events: (i) the failure of GREENLEAF to distribute at least 500,000 EGPs which include an unencrypted BDVD magazine or movie through OEMs and/or retail channels within six months of the Effective Date of this Agreement; (ii) the failure of GREENLEAF to distribute at least 1,000,000 EGPs which include an unencrypted BDVD magazine or movie through OEMs and/or retail channels within one year of the Effective Date of this Agreement; or (iii) the failure of GREENLEAF to distribute at least 2,000,000 EGPs which include an unencrypted BDVD magazine or movie through OEMs and/or retail channels within eighteen months of the Effective Date of this Agreement. For purposes of paragraph 13.e. Greenleaf's failure to distribute the amount of EGP's pursuant to the terms of subparagraphs (i), (ii), and (iii) shall not be deemed a breach of this contract by Greenleaf. GREENLEAF shall account to BDVD with regard to GREENLEAF'S distribution levels of EGPs containing a BDVD magazine or movie as provided herein on a quarterly basis. The quarterly periods shall end on March 31st, June 30th, September 30th and December 31st of each year. Accountings shall be rendered on or before the date thirty (30) days following the conclusion of each accounting period. In the event BDVD has an objection to a quarterly accounting, BDVD shall notify GREENLEAF of such objection within sixty (60) days after BDVD's receipt of the subject accounting. Upon GREENLEAF's receipt of an objection, GREENLEAF shall deliver same to GREENLEAF's independent accounting firm ("Greenleaf-CPA") regularly employed by GREENLEAF. Greenleaf-CPA's determination as to the actual levels and amounts of distribution by GREENLEAF shall be deemed conclusive and not subject to further contest with respect to matters therein. Notwithstanding the foregoing, BDVD does not waive any rights in the event of fraud, misrepresentation or illegal conduct.

     e. The following provisions shall survive termination or the earlier expiration of this Agreement 3.b., 3.c., 3.d., 3.e., 5, 8, 10, 11, 12, 13.e.,
15, 17 and 18. The license granted in Section 3.a shall also survive to the extent necessary to allow WAG's OEM and retail channels to distribute EGPs manufactured before the expiration or termination of this Agreement and to allow end-users access to the DVD magazines and/or movies distributed before the expiration or termination of this Agreement. In addition, the compensation payable by BDVD to Greenleaf pursuant to paragraph 9 shall survive the termination or earlier expiration of this contract provided, however, that the termination of this contract is not due to or the result of Greenleaf's breach of any provision of this contract.

14.  Assignment

     Except as otherwise provided herein, no party shall assign or otherwise transfer this Agreement to any third party without the prior written consent of the other party, except that any assignment incident to the sale of substantially all of a party's assets, or pursuant to any merger, consolidation or reorganization, shall not be considered a prohibited assignment for purposes of this Section.

15.  Force Majeure

     Neither party shall be in default or otherwise liable for any delay in or failure of its performance under this Agreement if such delay or failure arises by any reason beyond its reasonable control, including any act of God, any acts of the common enemy, the elements, earthquakes, floods, fires, epidemics, riots,

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failures or delay in transportation or communications,  or any act or failure to act by the other party or such other party's employees, agents or contractors; provided, however, that lack of funds shall not be deemed to be a reason beyond a party's reasonable control. The parties will promptly inform and consult with each other as to any of the above causes which in their judgment may or could be the cause of a delay in the performance of this Agreement.

14.  Arbitration

     The parties shall settle any controversy arising out of this Agreement by arbitration in the State of Texas in accordance with the rules of the American Arbitration Association. A single arbitrator shall be agreed upon by the parties or, if the parties cannot agree upon an arbitrator within thirty (30) days, then the parties agree that a single arbitrator shall be appointed by the American Arbitration Association. The arbitrator may award attorneys' fees and costs as part of the award. The award of the arbitrator shall be binding and may be entered as a judgment in any court of competent jurisdiction. All proceedings shall be conducted in Travis County, Texas.

17.  Notices

     All notices under this Agreement are to be delivered by (i) depositing the notices in the mail, using registered mail, return receipt requested, addressed to the address below or to any other address as the party may designate by providing notice; (ii) telecopying the notice by using the telephone number set forth below or any other telephone number as the party may designate by providing notice; (iii) overnight delivery service addressed to the address below or to any other address as the party may designate by providing notice; or
(iv) hand delivery to the individual designated below or to any other individual as the party may designate by providing notice. The notice shall be deemed delivered (i) if by registered mail, four (4) days after the notice's deposit in the mail, (ii) if by telecopy, on the date the notice is delivered, (iii) if by overnight delivery service, on the day of delivery, and (iv) if by hand delivery, on the date of hand delivery.

     GREENLEAF:             Greenleaf Technologies Corporation
                            8834 Capital of Texas Highway North
                            Suite 150
                            Austin, Texas 78759

                            Attention:  Mr. Christopher Jay Webster
                            Telephone:  512-343-1300
                            Telecopier:  512-349-9780

                            With a copy sent to corporate counsel:
                            Lee Norton Bain
                            Attorney at Law
                            120 West 8th Street
                            Georgetown, Texas 78625

                            Telephone:  512-863-2613
                            Telecopier:  512-869-5090

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


     BDVD:                  BroadcastDVD
                            1543 7th Street
                            Santa Monica, California 90401
                            Attention:  James T. Voik
                            Telephone:  310-260-5698
                            Telecopier:  310-260-7912

18.  General Provisions

     a. Complete Agreement. The parties agree that this Agreement is the complete and exclusive statement of the agreement between the parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral or written, between the parties relating to this Agreement.

     b. Year 2000 Compatibility. The parties warrant and agree that all software, DVD magazines and movies, and obligations in whatever form which are to be provided by the respective parties shall be Year 2000 compatible.

     c. Warranty that Agreement Does Not Contemplate Corrupt Practices. BDVD and GREENLEAF both represent and warrant that all payments and authorizations under this agreement constitute compensation for services performed or to be performed and do not constitute an offer, payment, promise or authorization for payment of any money or gift to any official or other person to influence any act or decision of an official or person to induce such official or person to affect or influence any act or decision in favor of BDVD or GREENLEAF.

     d. Amendment. This Agreement may not be modified, altered or amended except by written instrument duly executed by both parties.

     e. Waiver. The waiver or failure of either party to exercise in any respect any right provided for in this Agreement shall not be deemed a waiver of any further right under this Agreement.

     f. Severability. If any provision of this Agreement is invalid, illegal or unenforceable under any applicable statute or rule of law, it is to that extent to be deemed omitted. The remainder of the Agreement shall be valid and enforceable to the maximum extent possible.

     g. Governing Law. This Agreement and performance hereunder shall be governed by the laws of the State of Texas and venue shall lie in Travis County.

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


     h. Read and Understood. Each party acknowledges that it has read and understands this Agreement and agrees to be bound by its terms. Signatures and initials conveyed by telecopier shall be deemed originals.

AGREED:

BROADCASTDVD, INC.                GREENLEAF TECHNOLOGIES CORPORATION
BY:                               BY;


____________________________      __________________________________
Signature                         CHRISTOPHER JAY WEBSTER, Senior Vice-President


____________________________

____________________________
Office

Date  Aug. 26, 1999               Date  Aug. 26, 1999






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